As filed with the Securities and Exchange Commission on July 14, 2011

SEC Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTERVEST BANCSHARES CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

13-3699013

(I.R.S. Employer Identification No.)

One Rockefeller Plaza, Suite 400

New York, New York 10020-2002

(Address of Principal Executive Offices) (Zip Code)

Intervest Bancshares Corporation Long-Term Incentive Plan

(Full title of the plan)

with a copy to:
Lowell S. Dansker Chairman and Chief Executive Officer Intervest Bancshares Corporation One Rockefeller Plaza (Suite 400) New York, New York 10020-2002	Thomas E. Willett, Esq. Harris Beach PLLC 99 Garnsey Road Pittsford, New York 14534 (585) 419-8800

(Name and address of agent for service)

(212) 218-2800

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $1.00 par value	750,000	$3.21	$2,407,500	$279.51

(1)

The Registration Statement also includes an indeterminate number of additional shares that may become issuable pursuant to antidilution provisions of the Intervest Bancshares Corporation Long-Term Incentive Plan.

(2)	In accordance with Rules 457(h)(1) and 457(c), calculated on the basis of the high and low prices of the Common Stock on the Nasdaq Global Select Market on July 7, 2011.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this Registration Statement on Form S-8 (this “Registration Statement”), which incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 (No. 333-138651) filed with the Securities and Exchange Commission on November 13, 2006, is being filed by the Registrant solely to register an additional 750,000 shares for issuance under the Intervest Bancshares Corporation Long-Term Incentive Plan. Accordingly, this Registration Statement consists only of those items required by General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following exhibits are filed with this Registration Statement:

5	Opinion of Harris Beach PLLC

23.1	Consent of Hacker, Johnson & Smith, P.A., P.C.

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included in Signature Page hereto)

99	Intervest Bancshares Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (No. 333-138651) filed on November 13, 2006)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on this 14th day of July, 2011.

INTERVEST BANCSHARES CORPORATION

By:	/s/ Lowell S. Dansker
Name:	Lowell S. Dansker
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Lowell S. Dansker, Stephen A. Helman and John J. Arvonio, and each of them, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, as of July 14, 2011.

Signature	Capacity

/s/ Lowell S. Dansker
(Lowell S. Dansker)	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

(Stephen A. Helman )	Vice President, Director and Secretary

/s/ John J. Arvonio
(John J. Arvonio)	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

(Michael A. Callen)	Director

(Paul R. DeRosa)	Director

/s/ Wayne F. Holly
(Wayne F. Holly)	Director

/s/ Lawton Swan, III
(Lawton Swan, III)	Director

/s/ Thomas E. Willett
(Thomas E. Willett)	Director

/s/ Wesley T. Wood
(Wesley T. Wood)	Director

EXHIBIT INDEX

5	Opinion of Harris Beach PLLC

23.1	Consent of Hacker, Johnson & Smith, P.A., P.C.

23.2	Consent of Harris Beach PLLC (included in Exhibit 5)

24	Power of Attorney (included in Signature Page hereto)

99	Intervest Bancshares Corporation Long-Term Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-8 (No. 333-138651) filed on November 13, 2006)